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                                                                   Exhibit 10.16

                                    SUBLEASE

         This Sublease ("Sublease") is dated as of the 18th day of December, 1995 ("Effective Date"), by and between GENICOM CORPORATION, a Delaware corporation ("Sublandlord"), and ATLANTIC DESIGN COMPANY, INC., a New York corporation ("Subtenant").

                                   RECITALS:

         A. 1016 Partnership, as landlord ("Landlord"), and Sublandlord, as tenant, entered into that certain lease for approximately 52,500 (originally 37,500) rentable square feet of space ("the Premises") of the building located on Lot 2-D, McAllen Southwest Industrial District Unit 4 (the "Building"), which lease was dated January 20, 1992 ("Prime Lease"). A true and correct copy of the Prime Lease is attached hereto as Exhibit A and made a part hereof.

         B.      Landlord constructed the Building and Premises as required by
Article I of the Prime Lease. Sublandlord exercised its right under Article II(1) of the Prime Lease to increase the size of the Premises from 37,500 square feet to 52,500 square feet.

         C. Sublandlord desires to sublease to Subtenant all of the Premises, and Subtenant desires to sublease the same from Sublandlord, upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

         D. Premises. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Premises upon the terms and conditions set forth herein.

         E.       Term.

                 1. Term. The term of this Sublease shall be approximately two (2) years, commencing as of the date hereof and expiring at 12:00 midnight at the end of the term of the Prime Lease (July 31, 1997).

                 2. Early Termination. In the event that the Services Agreement of even date herewith among Sublandlord, Subtenant, and Ogden Services Corporation ("Services Agreement") terminates and Sublandlord is required to or elects to comply with the Reacquisition Conditions, as defined in the Services Agreement, then this Sublease shall terminate on the date agreed to by Sublandlord and Subtenant pursuant to the Services Agreement, but no later than the expiration date specified in subsection (a) above or, if a renewal term is then in progress, no later than the expiration date of such renewal term.

                 3. Option to Renew. Provided that Subtenant is not in default hereunder, Subtenant shall have the option to renew this Sublease for additional terms consistent with Article XV of the Prime Lease by giving notice to Sublandlord of its intention to exercise such option at least 120 days prior to the expiration of the then current term of this Sublease. If Subtenant gives Sublandlord such notice, Sublandlord shall exercise its option to renew the Prime Lease pursuant to Article XV of the Prime Lease.





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         F.      Condition and Acceptance of Premises.  At the commencement of the Sublease term, Subtenant shall accept the Premises in their existing condition and state of repair. Subtenant acknowledges that no representations, statements or warranties, express or implied, have been made by or on behalf of the Sublandlord in respect to their condition, or the use or occupation that may be made thereof, except that Sublandlord represents that it has used the Premises from the inception of the Prime Lease to the date hereof as a warehouse and distribution center and Sublandlord has received no notice and has no knowledge that its use of the Premises is not permitted under the Prime Lease or any applicable law, regulation or ordinance.

         G.      Rent.

                 1. Basic Rent. Subtenant covenants and agrees to pay Landlord rent for the Premises as provided in Article III, Article VI and
Article XV of the Prime Lease. The current rent is $189,450.67 annually, $15,787.56 monthly.

                 2. Additional Charges. All Additional Charges under the Prime Lease attributable to the Premises shall be passed through as additional rent to Subtenant, who shall pay such charges to Landlord.

                 3. Payments. All rent payable pursuant to this Sublease shall be payable to Landlord at the address set forth in Article III of the Prime Lease.

         H. Assumption of Obligations. To the fullest extent allowed by law, Subtenant agrees to assume and perform, according to the terms of the Prime Lease, all of the duties, covenants, agreements and obligations of Sublandlord under the Prime Lease, as and when required by the Prime Lease, with respect to the Premises. Subtenant further agrees to keep and obey, according to the terms of the Prime Lease, all of the rules, restrictions, conditions and provisions which pertain to the Premises, and are imposed by the terms of the Prime Lease upon Sublandlord with respect to the Premises or upon the use of the Premises. Subtenant agrees that it will take good care of the Premises, and will commit no waste, and will not do, suffer, or permit to be done any injury to the same. It is hereby understood and agreed that Subtenant's rights to use, possess and enjoy the Premises are subject to the terms, conditions, rules and regulations of the Prime Lease and the rights and remedies of Landlord thereunder. Subtenant agrees to indemnify, defend and protect Sublandlord against, and to hold Sublandlord harmless from, any liability, damages, costs or expenses of any kind or nature, including court costs and reasonable attorneys' fees, resulting from any failure by Subtenant to perform, keep and obey the terms of this Sublease and the requirements of the Prime Lease with respect to the Premises. Any failure by Subtenant to perform, keep and obey the same shall be a default by Subtenant hereunder.

         I. Sublease and Assignment. Subtenant shall not assign this Sublease or further sublease all or any portion of the Premises without the prior written consent of Sublandlord and Landlord. Subtenant shall not pledge its interest hereunder, or allow liens to be placed on such interest, or suffer this Sublease or any portion thereof to be attached or taken upon execution.
If consent is once given by Sublandlord to the assignment of this Sublease or sublease of the Premises or any interest therein, Sublandlord shall not be barred from subsequently refusing to consent to any further assignment or sublease. Any attempt to sell, assign or sublet without the consent of Sublandlord and Landlord shall be deemed a default by Subtenant.

         J. Default by Subtenant. If any rent reserved or other monetary payment referred to herein, or any part thereof, whether the same be demanded or not, shall remain unpaid for a period of ten (10) days from the date when





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due hereunder; or if any other term, condition or covenant of this Sublease, express or implied on the part of Subtenant to be kept or performed, shall be violated or neglected, and if Subtenant shall fail to cure the same within twenty (20) days from the date of written notice from Sublandlord to Subtenant specifying the violation; or if the Premises or Subtenant's interest therein shall be taken on execution or other process of law; or in the event of bankruptcy, receivership, insolvency, liquidation, dissolution or similar proceedings with respect to Subtenant, or if Subtenant shall enter into a general assignment for the benefit of creditors; or if Subtenant is in default under the Services Agreement beyond any applicable cure period; or if any default under the Prime Lease shall occur with respect to Subtenant or the performance by Subtenant of any of its covenants and obligations under this Sublease, then and in any of such cases, Subtenant shall be deemed in default, and Sublandlord shall have the following rights and remedies against Subtenant (in addition to all other rights and remedies provided by law or in equity):
(i) to terminate this Sublease, (ii) to cure or attempt to cure the default, whereupon Subtenant shall upon demand reimburse Sublandlord for all costs thus expended together with interest thereon at the prime rate as published in the Wall Street Journal (the "Interest Rate") on the first date of such expenditure by Sublandlord, (iii) to sue for Subtenant's performance, whereupon Subtenant shall upon demand reimburse Sublandlord for all costs thus expended together with interest thereon at the Interest Rate on the first date of such expenditure by Sublandlord, (iv) to exercise all remedies set forth in the Prime Lease as if Sublandlord were the Landlord and Subtenant were the Tenant thereunder, or (v) to reenter and take possession of the Premises, and to remove any property therein, without liability for damage to, and without the obligation to store such property, but may store same at Subtenant's expense.

         8. Default by Sublandlord. If any covenant of this Sublease on the part of Sublandlord to be kept or performed, shall be violated or neglected, and if Sublandlord shall fail to cure the same within twenty (20) days from the date of written notice from Subtenant to Sublandlord specifying the violation; or if the Premises or Sublandlord's interest therein shall be taken on execution or other process of law; or in the event of bankruptcy, receivership, insolvency, liquidation, dissolution or similar proceedings with respect to Sublandlord, or if Sublandlord shall enter into a general assignment for the benefit of creditors; or if Sublandlord is in default under the Services Agreement beyond any applicable cure period; then and in any of such cases, Sublandlord shall be deemed in default, and Subtenant shall have the following rights and remedies against Sublandlord (in addition to all other rights and remedies provided by law or in equity): (i) to terminate this Sublease, but only if the Services Agreement is also terminated, (ii) to cure or attempt to cure the default, whereupon Sublandlord shall upon demand reimburse Subtenant for all costs thus expended together with interest thereon at the Interest Rate on the first date of such expenditure by Subtenant, or
(iii) to sue for Sublandlord's performance, whereupon Sublandlord shall upon demand reimburse Subtenant for all costs thus expended together with interest thereon at the Interest Rate on the first date of such expenditure by Subtenant.

         9. Default by Landlord. If the Landlord defaults in the performance of its obligations under the Prime Lease, Sublandlord shall, at the written request and sole expense of Subtenant, seek to enforce its rights, including, without limitation, through the institution of legal proceedings, if necessary and specifically requested by Subtenant, to obtain such performance from Landlord for the benefit of Subtenant.

         10. Notices. Any notice or communication required or permitted to be given or served by either party here to upon the other shall be deemed given or served in accordance with the provisions of this Sublease when mailed in a sealed wrapper by United States registered or certified mail, return receipt requested, or delivered to a nationally recognized overnight courier, postage prepaid, properly addressed as follows:





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         If to Sublandlord:              Genicom Corporation
                                         14800 Conference Center Drive
                                         Suite 400, Westfields
                                         Chantilly, Virginia  22021-3806
                                         Attention:  President

         With a copy to:                 McGuire, Woods, Battle & Boothe, L.L.P.
                                         One James Center
                                         901 East Cary Street
                                         Richmond, VA 23219-4030
                                         Attention:  Jane Whitt Sellers, Esquire

         If to Subtenant:                Atlantic Design Company, Inc.
                                         5601 Wilkinson Boulevard
                                         Charlotte, North Carolina  28208
                                         Attention:  President
         With a copy to:                 Ogden Services Corporation
                                         Two Pennsylvania Plaza
                                         New York, New York  10121
                                         Attention:  General Counsel

Each mailed notice or communication shall be deemed to have been given to, or served upon, the party to which addressed on the date the same is deposited in the United States registered or certified mail, postage prepaid, or delivered for overnight delivery to such courier, properly addressed in the manner above provided. Any party hereto may change its address for the service of notice hereunder by serving written notice hereunder upon the other party hereto, in the manner specified above, at least ten (10) days prior to the effective date of such change.

         11. Surrender of Premises. Upon the expiration of the term of this Sublease, or upon any earlier termination of this Sublease, Subtenant shall quit and surrender possession of the Premises to Sublandlord in as good order and condition as the same are now or hereafter may be improved by Landlord or Subtenant, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Sublandlord, remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitioning and other articles of personal property owned by Subtenant or installed or placed by Subtenant at its expense in the Premises, and all similar articles of any other persons claiming under Subtenant, and Subtenant shall repair all damage to the Premises resulting from such removal. Upon the expiration of this Sublease, or if Sublandlord or Landlord re-enters or re-takes possession of the Premises prior to the normal expiration of this Sublease, Sublandlord or Landlord shall have the right, but not the obligation, to remove from the Premises all personal property located therein belonging to Subtenant, and either party may discard such debris, rubbish and personal property or place such personal property in storage in a public warehouse, all at the expense and risk of Subtenant.

         12. Termination of Prime Lease. It is understood and agreed by and between the parties hereto that the existence of this Sublease is dependent and conditioned upon the continued existence of the Prime Lease and this Sublease shall automatically terminate on the termination, cancellation or expiration of the Prime Lease.

         13. Relationship of Parties. This Sublease does not and shall not create the relationship of principal and agent, or of partnership, or of joint venture, or of any other association between Sublandlord and Subtenant, except that of sublandlord and subtenant.

         14. Severability. In the event any part of this Sublease is held to be unenforceable or invalid, for any reason, the balance of this Sublease





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shall not be affected and shall remain in full force and effect during the term of this Sublease.



                   (BALANCE OF PAGE INTENTIONALLY LEFT BLANK)





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         IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the day and year first above written.


WITNESS/ATTEST:                            SUBLANDLORD:

                                           Genicom Corporation, a Delaware
\s\H.L. McIlroy                            corporation
---------------------

Name:H.L. McIlroy
                                           By: \s\ J. C . Gale       [SEAL]
                                           --------------------

                                           Name: J.C. Gale
                                                 --------------
                                           Title: Senior Vice President
                                                  ---------------------


WITNESS/ATTEST:                            SUBLANDLORD:
\s\ Jane W. Sellers
-------------------                        Atlantic Design Company, Inc.
Name: Jane W. Sellers                      a New York corporation
      ---------------
                                           By: \s\Brad Palmer
                                               --------------
                                           Name: Brad Palmer
                                                -----------
                                           Title: Vice President
                                                  --------------




LANDLORD JOINS IN THIS SUBLEASE FOR THE PURPOSE OF CONSENTING TO THE TERMS AND CONDITIONS HEREOF:


WITNESS/ATTEST:                            LANDLORD:

\s\ Karen S. Hunke                         1016 Partnership, a Texas partnership
------------------
Name: Karen S. Hunke
      --------------                       By: \s\ Philip H. Hunke
                                               ------------------
                                           Name: Philip H. Hunke
                                                 ---------------
                                           Title: Partner
                                                  -------





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